Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Marketing	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Appoints John Nelson as Executive Vice President and Chief Operations Officer

PHOENIX, Ariz. – May 1, 2007 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced the appointment of William John Nelson, PhD, to the position of Executive Vice President and Chief Operations Officer (COO). John Nelson will report directly to Keith Jackson, ON Semiconductor’s president and CEO.

“We are excited to have someone of John’s caliber and capabilities join our team. His successful track record of combining technology development and operations fits with the strategic direction we are moving the Company towards,” said Keith Jackson, ON Semiconductor president and CEO. “Bill George, who previously was the EVP of Operations at ON Semiconductor, will help John through the transition period and will focus his attentions on our manufacturing services business until his planned retirement next year.”

Prior to joining ON Semiconductor, John Nelson was the CEO of 1st Silicon, where he was responsible for day-to-day operations including worldwide manufacturing, sales, marketing and product development. From 1990 to 2002, John served in several executive positions, including Chief Operating Officer of General Semiconductor and president of General Semiconductor’s Asia-Pacific operation. Prior to leading General Semiconductor Taiwan’s divestiture from General Instruments, John was president of General Instruments, Taiwan, and he also served as vice-president and general manager of General Instrument’s power semiconductor division. During that time he also directed the construction of the company’s manufacturing site in Tianjin, China, driving completion in less than two years. John’s other experience includes positions as wafer fabrication operations manager at Unitrode and Fairchild Semiconductor, as well as various wafer fabrication engineering posts at Analog Devices.

John Nelson, PhD, Joins ON Semiconductor

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John Nelson earned both a Bachelor of Science degree with honors and a PhD in physics from the University of Ulster, Ireland.

About ON Semiconductor

With its global logistics network and strong portfolio of power semiconductor devices, ON Semiconductor (NASDAQ: ONNN) is a preferred supplier of power solutions to engineers, purchasing professionals, distributors and contract manufacturers in the computer, cell phone, portable devices, automotive and industrial markets. For more information, please visit ON Semiconductor’s website at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this news release are based on management’s current expectations and estimates, and involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are revenues and operating performance, changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are in “Item 1A Risk Factors” of our Form 10-K for the year ended December 31, 2006 and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.